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                                                               EXHIBIT (h)(1)(b)

                           TRANSFER AGENCY AGREEMENT
                                   Exhibit A

                              PF AIM Blue Chip Fund
                              PF AIM Aggressive Growth Fund
                              PF INVESCO Health Sciences Fund
                              PF INVESCO Technology Fund
                              PF Janus Strategic Value Fund
                              PF Janus Growth LT Fund
                              PF Lazard International Value Fund
                              PF MFS Mid-Cap Growth Fund
                              PF MFS Global Growth Fund
                              PF PIMCO Managed Bond Fund
                              PF Pacific Life Money Market Fund
                              PF Putnam Equity Income Fund
                              PF Putnam Research Fund
                              PF Salomon Brothers Large-Cap Value Fund


AGREED TO & ACCEPTED BY:
PACIFIC FUNDS

By: /s/ Glenn S. Schafer
   ------------------------------
Name:  Glenn S. Schafer
Title: President


PACIFIC LIFE INSURANCE COMPANY

By: /s/ Glenn S. Schafer            By: /s/ Audrey L. Milfs
   ------------------------------      ---------------------------
Name:  Glenn S. Schafer             Name:  Audrey L. Milfs
Title: President                    Title: Vice President & Secretary

PFPC Inc.

By: /s/ Michael DeNofrio
   ------------------------------
Name:  Michael DeNofrio
Title: Executive Vice President

Effective:  December 31, 2001